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                                                                   EXHIBIT 5.2


        [FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP LETTERHEAD]




                               November 26, 1996



TOHQ, Inc.
5016 North Parkway Calabasas
Calabasas, California 91302

Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by TOHQ, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 89,343 shares of the common stock of the Company, par value, $.0001 per share (the "Shares") which may be issued upon the exercise of an option granted by the Company pursuant to the Employment Agreement, dated as of January 20, 1995, as amended and as modified by the Modification Agreement dated as of July 1, 1996 by and between the Company and Jack Friedman (the "Plan").

        As counsel for the Company, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of the option granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued upon the exercise of the option granted under the Plan in accordance with the terms of the option and the Plan, will be duly authorized, legally issued, fully paid and nonassessable.





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THQ, Inc.
November 26, 1996
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under Item 5 of Part II of the Registration Statement entitled "Interests of Named Experts and Counsel", included in the Registration Statement.

                                        Very truly yours,




                                        /s/  FEDER, KASZOVITZ, ISAACSON,
                                              WEBER, SKALA & BASS LLP
                                        ------------------------------------
                                             Feder, Kaszovitz, Isaacson,
                                               Weber, Skala & Bass LLP